Exhibit 32

Certification Pursuant to 18 U.S.C Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of MEDNAX, Inc. on Form 10-Q for the quarter ended September 30, 2014 (the “Report”), each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MEDNAX, Inc.

A signed original of this written statement required by Section 906 has been provided to MEDNAX, Inc. and will be retained by MEDNAX, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

October 30, 2014

By:	/s/ Roger J. Medel, M.D.
Roger J. Medel, M.D.
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)